EXHIBIT 99.9

Lighting Gaming, Inc.

Amendment No. 1 to Warrant for Stock

This AMENDMENT NO. 1 TO WARRANT FOR STOCK, dated as of June 23, 2011 (this “Amendment”), is made and entered into by and among Lighting Gaming, Inc., a Nevada corporation, Lightning Poker, Inc., a Pennsylvania corporation (and the successor to PokerMatic, Inc., a Pennsylvania corporation), and The Co-Investment Fund, II, L.P., a Delaware limited partnership, and is attached to and made a part of the Warrant (as defined below).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant.

Background

A.           The Company (or its predecessors) previously issued to the Holder that certain Warrant for Stock, dated April 12, 2011, for the right to purchase shares of the Stock having a value of $2,000,000 (the “Warrant”).

B.           The Company and the Holder desire to amend the terms of the Warrant as set forth in this Amendment.

Terms and Conditions

For and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

1.           Amendment.  The first full paragraph of the Warrant (beginning with the words “or registered assigns” and ending with the words “conditions hereinafter set forth”), and only such paragraph, is hereby amended and restated in its entirety as follows:

or registered assigns (the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of 1,000,000 shares of the common stock of the Company, subject to adjustment as provided below (the “Stock”), on the payment therefore of the exercise price which shall be $1.00 per share of the Stock multiplied by the number of shares to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.

2.           Miscellaneous.

(a)           This Amendment amends the Warrant as specifically provided herein.  All other provisions of the Warrant shall remain in full force and effect except as expressly modified hereby.  A copy of this Amendment shall be affixed to the Warrant, whereupon the Warrant, together with this Amendment, will become and constitute a single agreement.

(b)           Each party to this Amendment acknowledges that such party has been represented by counsel (or has had an opportunity to be represented by counsel) in negotiations for, and the preparation of, this Amendment, that such party have reviewed this Amendment, that such party understands and is fully aware of its contents and of its legal effect, and such party is voluntarily entering into this Amendment upon the legal advice of its counsel.  Each party waives all common law or statutory presumptions to the effect that uncertainties in a contract are interpreted against the party causing an uncertainty to exist.

(c)           This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law or conflict of law principles of any other jurisdiction.

(d)           This Amendment which together shall be considered one and the same instrument.  Facsimile or other electronically transmitted copies of the signature page hereof (including signature pages sent in PDF format may be executed in counterparts, each of which shall be considered an original instrument, but all of) shall be deemed originals and shall be binding for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first set forth above.

LIGHTNING GAMING, INC.	LIGHTNING POKER, INC.
a Nevada corporation	a Pennsylvania corporation

By: /s/ Robert D. Ciunci	By: /s/ Robert D. Ciunci
Name: Robert D. Ciunci	Name: Robert D. Ciunci
Title: Chief Financial Officer	Title: Chief Financial Officer

THE CO-INVESTMENT FUND, II, L.P.
a Pennsylvania limited partnership

By: Co-Invest Management II, L.P.
Title: General Partner

By: Co-Invest II Capital Partners, Inc.
Title: General Partner

By: /s/ Brian K. Adamsky
Name: Brian K. Adamsky
Title: CFO and Treasurer

[Signature Page to C12 $2 Million (April 12, 2011) Warrant Amendment]